UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 13, 2016

GRAN TIERRA ENERGY INC.

(Exact name of Registrant as specified in its charter)

Nevada	001-34018	98-0479924
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200, 150 13 Avenue S.W.

Calgary, Alberta, Canada T2R 0V2

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (403) 265-3221

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets.

On January 13, 2016 (the “Closing Date”), Gran Tierra Energy Inc., a Nevada corporation (“Gran Tierra”), completed its previously announced acquisition of all of the issued and outstanding common shares of Petroamerica Oil Corp., a corporation existing under the laws of the Province of Alberta, Canada (“Petroamerica”), pursuant to a statutory plan of arrangement under the Business Corporations Act (Alberta) (the “Plan of Arrangement”) in accordance with the terms and conditions of the previously filed Arrangement Agreement, dated November 12, 2015 (the “Arrangement Agreement”) by and between Gran Tierra and Petroamerica. On January 11, 2016, the holders of common shares of Petroamerica approved the Plan of Arrangement at a special meeting and the Court of Queen’s Bench of Alberta (the “Court”) subsequently issued a final order (the “Final Order”) approving the Plan of Arrangement.

On the Closing Date, pursuant to the Plan of Arrangement, (i) holders of common shares of Petroamerica electing to receive cash for their common shares of Petroamerica received an aggregate of approximately C$99.4 million, or C$1.33 per common share of Petroamerica, (ii) holders of common shares of Petroamerica electing to receive shares of Gran Tierra common stock for their common shares of Petroamerica received an aggregate of 13,656,719 shares of Gran Tierra common stock, or 0.40 of a share of Gran Tierra common stock per common share of Petroamerica (provided, however, that fractional interests in Gran Tierra common stock were rounded to the nearest whole number pursuant to the Arrangement Agreement), and (iii) all rights of holders of options to purchase common shares of Petroamerica pursuant to the Petroamerica Option Plan and stock appreciation rights pursuant to the Petroamerica Stock Appreciation Rights Plan were terminated and holders of options and stock appreciation rights received aggregate cash compensation therefor of C$196,971.66.

The foregoing descriptions of the Arrangement Agreement are qualified in their entirety by reference to the copy of the Arrangement Agreement, previously filed as Exhibit 2.1 to Gran Tierra’s Current Report on Form 8-K filed with the Securities and Exchange Commission on November 18, 2015 and is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

As described in Item 2.01 of this Current Report on Form 8-K, on the Closing Date, Gran Tierra issued 13,656,719 shares of its common stock to the holders of common shares of Petroamerica. The issuance of the Gran Tierra common stock is exempt from registration under Section 3(a)(10) of the Securities Act of 1933, as amended (“the Securities Act”). Section 3(a)(10) of the Securities Act exempts the issuance of securities issued in exchange for one or more bona fide outstanding securities, or partly in such exchange and partly for cash, from the registration requirements of the Securities Act where the terms and conditions of such issuance and exchange have been approved by a court of competent jurisdiction, after a hearing upon the fairness of the terms and conditions of such issuance and exchange at which all persons to whom the securities will be issued have the right to appear and receive timely notice thereof. On January 11, 2016, the Court issued the Final Order

The information disclosed under Item 2.01 of this Current Report on Form 8-K is incorporated into this Item 3.02 in its entirety.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GRAN TIERRA ENERGY INC.

	By:	/s/ David Hardy
David Hardy
V.P. Legal and General Counsel

Dated: January 15, 2016